As filed with the Securities and Exchange Commission on May 23, 2005
                                                Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________




                                  CHATTEM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            TENNESSEE                                    62-0156300
    ------------------------               ------------------------------------
    (State of incorporation)               (I.R.S. Employer Identification No.)


               1715 WEST 38TH STREET, CHATTANOOGA, TENNESSEE 37409
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                    CHATTEM, INC. STOCK INCENTIVE PLAN - 2005
                    -----------------------------------------
                            (Full title of the plan)

                                 ______________




      THEODORE K. WHITFIELD, JR., ESQ.                 HUGH F. SHARBER, ESQ.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY           MILLER & MARTIN PLLC
                CHATTEM, INC.                         1000 VOLUNTEER BUILDING
            1715 WEST 38TH STREET                   CHATTANOOGA, TENNESSEE 37402
        CHATTANOOGA, TENNESSEE 37409                       (423) 756-6600
              (423) 821-4571
 -------------------------------------------------------------------------------
 (Name, address and telephone number, including zip code, of agents for service)


                             CALCULATION OF REGISTRATION FEE
====================  ================  ================  ==================  ============
       TITLE OF            AMOUNT       PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
    SECURITIES TO           TO BE        OFFERING PRICE        AGGREGATE      REGISTRATION
    BE REGISTERED       REGISTERED(1)    PER SHARE (2)    OFFERING PRICE (2)    FEE (2)
--------------------  ----------------  ----------------  ------------------  ------------
Common Stock, no par
value per share       1,500,000 shares       $44.45           $66,675,000        $7,848
====================  ================  ================  ==================  ============

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the antidilution adjustment provision of the Plan.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on May 20, 2005 as reported on the Nasdaq National Market System.

================================================================================

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act. The documents containing the information specified in Part I will be separately sent or given to employees as specified in Rule 428(b)(1) of the Securities Act.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ----------------------------------------

          The following documents previously filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

               (a) The registrant's annual report on Form 10-K for the fiscal year ended November 30, 2004 filed with the Commission on February 11, 2005;

               (b) All other reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since November 30, 2004; and

               (c) The description of the Common Stock included in the registrant's Registration Statement on Form 8-A filed with the Commission on December 29, 1970, as amended by Amendment No. 1 on Form 8-A dated February 24, 1988 as further amended by the Registration Statement on Form 8-A dated February 1, 2000.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

          The registrant's Amended and Restated Charter provides for the indemnification of persons involved in actions, suits or proceedings by reason of the fact that they are or have been a director, officer or employee of the registrant (or were serving at the request of the registrant as a director, officer, employee or agent of another entity) to the fullest extent permitted by the Tennessee Business Corporation Act (the "TBCA") against all expense, liability or loss.

          Indemnification under the registrant's Amended and Restated Charter may include payment of expenses in advance of the final disposition of a proceeding and will automatically expand if the indemnification accorded the registrant's directors, officers and employees is extended by any amendment to the TBCA. The registrant's Amended and Restated Charter also permits the registrant, by action of its Board of Directors, to indemnify the registrant's agents with the same scope and effect as the above-described indemnification of officers, directors and employees.

          For claims which are not otherwise covered by the indemnification provisions of the registrant's Amended and Restated Charter, the registrant's Amended and Restated By-Laws provide that the registrant's officers and directors shall be indemnified to the maximum extent permitted by law.

          The registrant currently maintains directors' and officers' liability insurance.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          ------------------------------------

          Not applicable.


ITEM 8.   EXHIBITS.
          --------

          4.1 Amended and Restated Charter of the Registrant, as amended (incorporated by reference to the Registrant's annual report on Form 10-K for the year ended November 30, 1999).

          4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant's report on Form 8-K filed with the Commission on February 1, 2000).

          5.1  Opinion of Miller & Martin PLLC.

          23.1 Consent of Miller & Martin PLLC (included as part of Exhibit 5).

          23.2 Consent of Ernst & Young LLP.


ITEM 9.   UNDERTAKINGS.
          ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on May 23, 2005.


                                       CHATTEM, INC.



                                       By: /s/ A. Alexander Taylor II
                                           -------------------------------------
                                           A. Alexander Taylor II,
                                           President and Chief Operating Officer



                                POWER OF ATTORNEY
                                -----------------

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Alexander Taylor II, Richard D. Moss and Theodore K. Whitfield, Jr., each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  May 12, 2005                 /s/ Zan Guerry
                                    --------------------------------------------
                                    Zan Guerry, Chairman of the Board
                                    and Chief Executive Officer, Director
                                    (Principal Executive Officer)



Date:  May 23, 2005                 /s/ A. Alexander Taylor II
                                    --------------------------------------------
                                    A. Alexander Taylor II, President and
                                    Chief Operating Officer, Director



Date:  May 23, 2005                 /s/ Richard D. Moss
                                    --------------------------------------------
                                    Richard D. Moss, Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Date:  May 23, 2005                 /s/ Robert E. Bosworth
                                    --------------------------------------------
                                    Robert E. Bosworth, Director



Date:  May 23, 2005                 /s/ Richard E. Cheney
                                    --------------------------------------------
                                    Richard E. Cheney, Director



Date:  May 12, 2005                 /s/ Philip H. Sanford
                                    --------------------------------------------
                                    Philip H. Sanford, Director



Date:  May 23, 2005                 /s/ Bill W. Stacy
                                    --------------------------------------------
                                    Bill W. Stacy, Director

                                  EXHIBIT INDEX
                                  -------------



NO.         DESCRIPTION
---         -----------

4.1 Amended and Restated Charter of the Registrant, as amended (incorporated by reference to the Registrant's annual report on Form 10-K for the year ended November 30, 1999)

4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to the Registrant's report on Form 8-K filed with the Commission on February 1, 2000)

5.1         Opinion of Miller & Martin PLLC

23.1        Consent of Miller & Martin PLLC (included as part of Exhibit 5)

23.2        Consent of Ernst & Young LLP


















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